    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 1997
                                                 REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                     ASPECT TELECOMMUNICATIONS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 CALIFORNIA                                       94-2974062
        (STATE OF OTHER JURISDICTION                (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
      OF INCORPORATION OR ORGANIZATION)

                                 1730 FOX DRIVE
                        SAN JOSE, CALIFORNIA 95131-2312
                                 (408) 325-2200
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                       COMMERCE SOFT INC. 1997 STOCK PLAN
                    (AS AMENDED, EFFECTIVE AUGUST 14, 1997)
                            (FULL TITLE OF THE PLAN)

                               JAMES R. CARREKER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                     ASPECT TELECOMMUNICATIONS CORPORATION
                                 1730 FOX DRIVE
                        SAN JOSE, CALIFORNIA 95131-2312
                                 (408) 325-2200
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                                JON E. GAVENMAN
                                BROOKE CAMPBELL
                               VENTURE LAW GROUP
                           A PROFESSIONAL CORPORATION
                              2800 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025
                                 (650) 854-4488

                        CALCULATION OF REGISTRATION FEE

==================================================================================================
                                                                     PROPOSED
                                                    PROPOSED         MAXIMUM
TITLE OF                        MAXIMUM AMOUNT  MAXIMUM OFFERING    AGGREGATE        AMOUNT OF
SECURITIES TO BE                    TO BE            PRICE           OFFERING       REGISTRATION
REGISTERED                      REGISTERED(1)     PER SHARE(2)       PRICE(2)           FEE
--------------------------------------------------------------------------------------------------
Commerce Soft Inc. 1997 Stock
  Plan (as amended, effective
  August 14, 1997)............  20,984 shares       $23.0625         $483,944         $146.65
Common Stock, $.01 par
  value.......................
==================================================================================================

(1) Pursuant to the Agreement and Plan of Reorganization dated as of September 2, 1997, by and among Aspect Telecommunications Corporation, Caribou Acquisition Corporation, Caribou Acquisition Corp., Commerce Soft Inc. and certain shareholders of Commerce Soft Inc., the Registrant assumed all of the outstanding options to purchase Common Stock of Commerce Soft Inc. under the Commerce Soft Inc. 1997 Stock Plan (as amended, effective August 14,
    1997), and such options became exercisable to purchase shares of Registrant's Common Stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.

(2) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based upon the average of the high and the low sale prices of the Common Stock as reported in the Nasdaq National Market System on October 13, 1997.
================================================================================

          PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed pursuant to Section 13(a) of the Exchange Act;

          (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, filed pursuant to Section 13(a) of the Exchange Act;

          (d) The Company's Current Reports on Form 8-K filed January 16, 1997, March 10, 1997 and July 18, 1997;

          (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on March 22, 1990.

     All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 317 of the California Corporations Code allows for the indemnification of officers, directors, and corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article IV of the Registrant's Articles of Incorporation and Article VI of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by the law. In addition, the Registrant carries director and officer liability insurance in the amount of $20 million.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable

ITEM 8. EXHIBITS

EXHIBIT
NUMBER                                          DOCUMENT
------     ----------------------------------------------------------------------------------
  4.1      Articles of Incorporation of the Registrant.
  4.2      Bylaws of the Registrant.
  4.3      Commerce Soft Inc. 1997 Stock Plan (as amended, effective August 14, 1997).
  5.1      Opinion of Venture Law Group, A Professional Corporation.
 23.1      Independent Auditors' Consent.
 23.2      Consent of Venture Law Group, A Professional Corporation (included in Exhibit 5.1 hereto).
 24.1      Power of Attorney (see page 4).

ITEM 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Aspect Telecommunications Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on October 8, 1997.

                                     ASPECT TELECOMMUNICATIONS CORPORATION

                                     By:       /s/ JAMES R. CARREKER
                                       -----------------------------------------
                                       James R. Carreker,
                                       Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James R. Carreker and Eric J. Keller, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                TITLE                        DATE
-------------------------------------  -------------------------------------  -----------------

        /s/ JAMES R. CARREKER          Chairman, Chief Executive Officer and  October 8, 1997
-------------------------------------  Director (Principal Executive
         (James R. Carreker)           Officer)

         /s/ ERIC J. KELLER            Vice President, Finance and Chief      October 8, 1997
-------------------------------------  Financial Officer (Principal
          (Eric J. Keller)             Financial and Accounting Officer)

         /s/ DEBRA J. ENGEL            Director                               October 9, 1997
-------------------------------------
          (Debra J. Engel)

       /s/ NORMAN A. FOGELSONG         Director                               October 9, 1997
-------------------------------------
        (Norman A. Fogelsong)

       /s/ JAMES L. PATTERSON          Director                               October 8, 1997
-------------------------------------
        (James L. Patterson)

          /s/ JOHN W. PETH             Director                               October 8, 1997
-------------------------------------
           (John W. Peth)

                                INDEX TO EXHIBITS


Exhibit
Number
------
4.1       Articles of Incorporation of the Registrant.

4.2       Bylaws of the Registrant.

4.3       Commerce Soft Inc. 1997 Stock Plan (as amended, effective August 14,
          1997).

5.1       Opinion of Counsel.

23.1      Independent Auditors' Consent.

23.2      Consent of Counsel (contained in Exhibit 5.1).

24.1      Power of Attorney (see page 4).